                                                                    Exhibit 10.6

________________________________________________________________________________

                                 C$140,000,000

                               CREDIT AGREEMENT

                                     among

                     NATIONAL DATA PAYMENT SYSTEMS, INC.,
                                 as Borrower,

                              The Several Lenders

                       from Time to Time Parties Hereto,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent

                          Dated as of March 20, 2001


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
                                       Table of Contents
SECTION 1. DEFINITIONS....................................................................      1
        1.1  Defined Terms................................................................      1
             -------------
        1.2  Other Definitional Provisions................................................     14
             -----------------------------

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS................................................     14
        2.1  Commitments..................................................................     14
             ------------
        2.2  Procedure for CIBC Offered Rate Loan Borrowing, LIBOR Loan
             ----------------------------------------------------------
                   Borrowing and Overdraft Loan Borrowing.................................     15
                   --------------------------------------
        2.3  Commitment Fees, etc.........................................................     16
             --------------------
        2.4  Termination or Reduction of Commitments......................................     16
             ---------------------------------------
        2.5  Optional Prepayments.........................................................     16
             --------------------
        2.6  Mandatory Prepayments........................................................     17
             ---------------------
        2.7  Limitations on LIBOR Loans...................................................     17
             --------------------------
        2.8  Interest Rates and Payment Dates.............................................     17
             --------------------------------
        2.9  Computation of Interest and Fees.............................................     18
             --------------------------------
        2.10 Inability to Determine Interest Rate.........................................     18
             ------------------------------------
        2.11 Pro Rata Treatment and Payments..............................................     19
             -------------------------------
        2.12 Requirements of Law..........................................................     20
             -------------------
        2.13 Taxes .......................................................................     21
             -----
        2.14 Indemnity....................................................................     22
             ---------
        2.15 Renewal and Extension of Commitments.........................................     23
             ------------------------------------

SECTION 3. REPRESENTATIONS AND WARRANTIES.................................................     23
        3.1  Financial Condition..........................................................     23
             -------------------
        3.2  No Change....................................................................     23
             ---------
        3.3  Existence; Compliance with Law...............................................     23
             ------------------------------
        3.4  Power; Authorization; Enforceable Obligations................................     24
             ---------------------------------------------
        3.5  No Legal Bar.................................................................     24
             ------------
        3.6  Litigation...................................................................     24
             ----------
        3.7  No Default...................................................................     24
             ----------
        3.8  Ownership of Property; Liens.................................................     25
             ----------------------------
        3.9  Intellectual Property........................................................     25
             ---------------------
        3.10 Taxes .......................................................................     25
             -----
        3.11 Federal Regulations..........................................................     25
             -------------------
        3.12 ERISA........................................................................     25
             -----
        3.13 Investment Company Act; Other Regulations....................................     26
             -----------------------------------------
        3.14 Subsidiaries.................................................................     26
             ------------
        3.15 Use of Proceeds..............................................................     26
             ---------------
        3.16 Environmental Matters........................................................     26
             ---------------------
        3.17 Security Documents...........................................................     27
             ------------------
        3.18 Solvency.....................................................................     27
             --------

        3.19 Material Agreements..........................................................     27
             -------------------

SECTION 4. CONDITIONS PRECEDENT...........................................................     28
        4.1  Conditions to Initial Extension of Credit....................................     28
             -----------------------------------------
        4.2  Conditions to Each Extension of Credit.......................................     29
             --------------------------------------

SECTION 5. AFFIRMATIVE COVENANTS..........................................................     30
        5.1  Financial Statements.........................................................     30
             --------------------
        5.2  Certificates; Other Information..............................................     31
             -------------------------------
        5.3  Payment of Obligations.......................................................     31
             ----------------------
        5.4  Maintenance of Existence; Compliance.........................................     31
             ------------------------------------
        5.5  Maintenance of Property; Insurance...........................................     32
             ----------------------------------
        5.6  Books and Records; Discussions...............................................     32
             ------------------------------
        5.7  Notices......................................................................     32
             -------
        5.8  Environmental Laws...........................................................     33
             ------------------
        5.9  Cash Collateral Account Agreement............................................     33
             ---------------------------------
        5.10 Accounts.....................................................................     33
             --------

SECTION 6. NEGATIVE COVENANTS.............................................................     33
        6.1  GPI Tangible Net Worth.......................................................     33
             ----------------------
        6.2  Collateral Coverage Ratio....................................................     34
             -------------------------
        6.3  Liens........................................................................     34
             -----
        6.4  Transactions with Affiliates.................................................     34
             ----------------------------
        6.5  Additional Subsidiary Guarantors.............................................     34
             --------------------------------

SECTION 7. EVENTS OF DEFAULT..............................................................     34

SECTION 8. THE ADMINISTRATIVE AGENT.......................................................     37
        8.1  Appointment..................................................................     37
             -----------
        8.2  Delegation of Duties.........................................................     37
             --------------------
        8.3  Exculpatory Provisions.......................................................     37
             ----------------------
        8.4  Reliance by Administrative Agent.............................................     38
             --------------------------------
        8.5  Notice of Default............................................................     38
             -----------------
        8.6  Non-Reliance on Agents and Other Lenders.....................................     38
             ----------------------------------------
        8.7  Indemnification..............................................................     39
             ---------------
        8.8  The Administrative Agent in Its Individual Capacity..........................     39
             ---------------------------------------------------
        8.9  Successor Administrative Agent...............................................     39
             ------------------------------

SECTION 9. MISCELLANEOUS..................................................................     40
        9.1  Amendments and Waivers.......................................................     40
             ----------------------
        9.2  Notices......................................................................     41
             -------
        9.3  No Waiver; Cumulative Remedies...............................................     41
             ------------------------------
        9.4  Survival of Representations and Warranties...................................     42
             ------------------------------------------
        9.5  Payment of Expenses and Taxes................................................     42
             -----------------------------
        9.6  Successors and Assigns; Participations and Assignments.......................     43
             ------------------------------------------------------
        9.7  Adjustments; Set-off.........................................................     43
             --------------------
        9.8  Counterparts.................................................................     43
             -----------

        9.9  Severability.................................................................     45
             -----------
        9.10 Integration..................................................................     46
             -----------
        9.11 GOVERNING LAW................................................................     46
             -------------
        9.12 Submission To Jurisdiction; Waivers..........................................     46
             -----------------------------------
        9.13 Acknowledgements.............................................................     46
             ----------------
        9.14 Releases of Guarantees and Liens.............................................     47
             --------------------------------
        9.15 Replacement of Lenders.......................................................     47
             ----------------------
        9.17 WAIVERS OF JURY TRIAL........................................................     47
        ---- ---------------------

SCHEDULES:

1.1A   Commitments

3.4    Consents, Authorizations, Filings and Notices

3.14   Subsidiaries

3.17(a)  UCC Filing Jurisdictions

3.19   Material Agreements

6.4    Transactions with Affiliates

EXHIBITS:

A  Form of Guarantee and Collateral Agreement

B  Form of Compliance Certificate

C  Form of Closing Certificate

D  Form of Assignment and Acceptance

E-1   Form of Legal Opinion of Alston & Bird L.L.P.

E-2   Form of Legal Opinion of Suellyn P. Tornay, Esq.

E-3   Form of Legal Opinion of Blake, Cassels & Graydon LLP

F  Form of Exemption Certificate

G  Form of Borrowing Base Certificate

          CREDIT AGREEMENT (this "Agreement"), dated as of March 20, 2001,
                                  ---------
among, National Data Payment Systems, Inc., a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from
 --------
time to time parties to this Agreement (the "Lenders"), and Canadian Imperial
                                             -------
Bank of Commerce, acting through its New York Agency, as administrative agent (the "Administrative Agent").
      --------------------

                  The parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

          1.1  Defined Terms. As used in this Agreement, the terms listed in
          ------------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Accounts Receivables": all accounts receivables, notes receivable and
           --------------------
other debts due or accruing to the Borrower in the ordinary course of business in connection with the Merchant Business and the full benefit of all security therefor.

          "Acquisition": collectively, the transactions set forth in the (a)
           -----------
Asset Purchase Agreement, dated as of November 9, 2000, among the Borrower, National Data Corporation, a Delaware corporation, GPI and CIBC and (b) Stock Purchase Agreement, dated as of November 9, 2000, by and among the Borrower, GPI National Data Corporation and CIBC.

          "Administrative Agent": Canadian Imperial Bank of Commerce, acting
           --------------------
through its New York Agency, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Loans then outstanding and (ii) the aggregate undrawn amount of such Lender's Commitment at such time.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": as defined in the preamble hereto.
           ---------

          "Applicable Margin": with respect to (a) any LIBOR Loans, .40%, (b)
           -----------------
any CIBC Offered Rate Loans, .40%, (c) any Canadian Prime Rate Loans, 0.0% and
(d) any Overdraft Loans, an amount as may be agreed upon between the Borrower and the relevant Lenders at the time of making such Overdraft Loans.

          "Assignee": as defined in Section 9.6(c).
           --------

          "Assignment and Acceptance": an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit D.

          "Assignor": as defined in Section 9.6(c).
           --------

          "Available Commitment": as to any Lender at any time, an amount equal
           --------------------
to the excess, if any, of (a) such Lender's Commitment then in effect over (b)
                                                                      ----
such Lender's Loans then outstanding.

          "Average Outstanding Loans": for a particular monthly period, the
           -------------------------
weighted average of the daily outstanding principal amount of the Loans (other than any Overdraft Loans) during such calendar month.

          "Average Outstanding CIBC Visa Receivables": for a particular monthly
           -----------------------------------------
period, the weighted average of the daily amounts owing to the Borrower under the CIBC Visa Receivables during such calendar month.

          "Benefited Lender": as defined in Section 9.7(a).
           ----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower": as defined in the preamble hereto.
           --------

          "Borrowing Base Certificate": a certificate duly executed by a
           --------------------------
Responsible Officer substantially in the form of Exhibit G.

          "Business": as defined in Section 3.16(b).
           --------

          "Business Day": a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, such day is also a day for trading by and between banks in Canadian Dollar deposits in the interbank eurocurrency market.

          "Canadian Dollars" and "C$": dollars in the lawful currency of Canada.
           ----------------       --

          "Capital Lease Obligations": as to any Person, the obligations of such
           -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Canadian Prime Rate": at any day, the greater on such day of (a) the
           -------------------
rate per annum announced by CIBC from time to time (and in effect on such day) as its prime rate for Canadian Dollar commercial loans, as adjusted automatically from time to time and without notice to the Borrower upon change by the Administrative Agent, and (b) 0.40% above the

CDOR Rate from time to time (and in effect on such day). The Canadian Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit in Canadian Dollars to debtors.

          "Canadian Prime Rate Loans": all Loans that are bearing interest at a
           -------------------------
rate based upon the Canadian Prime Rate.

          "Capital Stock": any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Card": any debit or credit card bearing the symbol of Visa Canada or
           ----
Visa International that is accepted by a CIBC Merchant pursuant to a Merchant Agreement.

          "CDOR Rate": means, for any day, the average of the annual rates for
           ---------
30 day Canadian Dollar bankers' acceptances of the banks named in Schedule I of the Bank Act (Canada) that appears on the Reuters Screen CDOR page as of at 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next preceding Business Day), provided that if such rate does not appear on the Reuters Screen CDOR page at such time on such date, CDOR for such date will be the annual rate of interest as of 10:00 a.m. Toronto time on such date on the basis of the discount amount at which CIBC is then offering to purchase 30 day bankers' acceptances accepted by it.

          "Change of Control": means (a) GPI shall cease to own and control, of
           -----------------
record and beneficially, directly, 85% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens or (b) any purchase or other acquisition of more than 35% of the shares of the common stock of GPI by any Person (other than by Canadian Imperial Bank of Commerce or its Affiliate) or "group" of related Persons, within the meaning of Section 13(d)(3) under the Securities and Exchange Act of 1934, as amended.

          "CIBC": Canadian Imperial Bank of Commerce, a bank governed by the
           ----
Bank Act (Canada).

          "CIBC Offered Rate": for any day, the rate per annum determined by
           -----------------
CIBC in its sole discretion as the rate at which, based on the applicable rate posted on the Bloomberg BBAM Screen, it is able to obtain short-term deposits of Canadian Dollars for such day in the New York interbank eurocurrency market.

          "CIBC Offered Rate Loan": Loans the rate of interest applicable to
           ----------------------
which is based upon the CIBC Offered Rate.

          "CIBC Visa Receivables": all Visa Canada Receivables and all Visa
           ---------------------
International Receivables.

          "CIBC Merchant": any Person that has entered into a Merchant
           -------------
Agreement.

          "Closing Date": the date on which the conditions precedent set forth
           ------------
in Section 4.1 shall have been satisfied, which date is March 20, 2001.

          "Code": the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral": all property of the Borrower, now owned or hereafter
           ----------
acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": as to any Lender, the obligation of such Lender, if any,
           ----------
to make Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is C$140,000,000.

          "Commitment Fee Rate": .08% per annum, calculated on the basis of a
           -------------------
365-(or 366-day, as the case may be) day year.

          "Commitment Period": for the Commitments, the period from and
           -----------------
including the Closing Date to the Termination Date.

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           -----------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible
           ----------------------
Officer substantially in the form of Exhibit B.

          "Consolidated Net Income": as at any date of determination for any
           -----------------------
period, the net income of GPI and the GPI Consolidated Subsidiaries determined on a consolidated basis for such period, but excluding (i) non-cash gains and losses, and (ii) any equity interests of GPI or a GPI Consolidated Subsidiary in the unremitted earnings and losses of any Person that is not a Consolidated Subsidiary.

          "Consolidated Net Worth": at any date, the shareholders' (or in the
           ----------------------
case of a partnership or limited liability company, the partners' or the members') equity of GPI and the GPI Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of GPI and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of GPI or any of the GPI Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Section 7, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any property, any sale, lease, sale and
           -----------
leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
                     -----------

          "Environmental Laws": any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Event of Default": any of the events specified in Section 7, provided
           ----------------                                             --------
that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Fiscal Quarter": means any fiscal quarter of GPI or the Borrower, as
           --------------
applicable.

          "Funding Office": the office of the Administrative Agent located at
           --------------
425 Lexington Avenue, New York, New York, or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States
           ----
as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).

          "GPI": Global Payments Inc., a Georgia corporation, and its successors
           ---
and permitted assigns.

          "GPI Consolidated Subsidiary": at any date any Subsidiary or other
           ---------------------------
entity the accounts of which, in accordance with GAAP, would be consolidated with those of GPI in its consolidated financial statements as of such date; provided, however, that Comerica shall be treated as a GPI Consolidated Subsidiary only for purposes of Section 6.1.

          "GPS": Global Payment Systems LLC, a limited liability company
           ---
organized under the laws of Georgia, and its successors and permitted assigns.

          "Governmental Authority": any nation or government, any state or other
           ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Group Members": the collective reference to the Borrower, GPI and the
           -------------
GPI Consolidated Subsidiaries.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by GPI and each Subsidiary Guarantor, substantially in the form of Exhibit A.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"),
           --------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements
           ----------------
or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness": of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 6.2 and 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Insolvency": with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property": the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any CIBC Offered Rate Loan, any
           ---------------------
Canadian Prime Rate Loan and any Overdraft Loan, the last day of each calendar month to occur while such Loan is outstanding and the Termination Date, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any LIBOR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period": as to any LIBOR Loan, the period commencing on the
           ---------------
borrowing date, with respect to such LIBOR Loan and ending seven or fourteen days or one, two, three or six months thereafter, or such other period as may be mutually agreed to by the Borrower and the Administrative Agent, as selected by the Borrower in its notice of borrowing given with respect thereto; provided
                                                                    --------
that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

          (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

          (iii) any Interest Period that begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business day of a calendar month.

          "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person
           ----------------
that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

          "Lenders": as defined in the preamble hereto.
           -------

          "Lender's Percentage": as to any Lender at any time, the percentage
           -------------------
which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

          "LIBOR": with respect to each day during each Interest Period
           -----
pertaining to a LIBOR Loan, the rate per annum equal to the rate that appears with respect to such Interest Period on the Reuters Screen LIBOR Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rate applicable to Canadian Dollar deposits in the London interbank market) as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period (or, if such rate does not appear on said page, the rate notified to the Administrative Agent by the Reference Bank as the rate at which the Reference Bank is offered Canadian Dollar deposits at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurocurrency market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period).

          "LIBO Adjusted Rate": with respect to each day during each Interest
           ------------------
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

               LIBOR
            -----------

            1.00 - LIBOR Reserve Requirements

          "LIBOR Loans": Loans the rate of interest applicable to which is based
           -----------
upon LIBOR.

          "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan,
           --------------------------
the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loans": any loan made by any Lender pursuant to this Agreement.
           -----

          "Loan Documents": this Agreement, the Security Documents and the
           --------------
Notes.

          "Loan Parties": each Group Member that is a party to a Loan Document.
           ------------

          "Material Adverse Effect": a material adverse effect on (a) the
           -----------------------
business, property, operations, condition (financial or otherwise) or prospects of GPI and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date": (a) for each CIBC Offered Rate Loan and each Canadian
           -------------
   Prime Rate Loan, the Termination Date;

          (b) for each LIBOR Loan, the last day of the Interest Period applicable thereto; and

          (b) for each Overdraft Loan, the date as may be agreed upon between the Borrower and the relevant Lenders at the time of making such Overdraft Loans, but in any event on or prior to the Termination Date.

          "Merchant Agreement": an oral or written agreement or series of
           ------------------
agreements between CIBC and a merchant, including but not limited to, merchant member agreements, instant payment service agreements, terminal lease agreements, terminal authorization and draft deposit service agreements, instant payment merchant agreements, guaranteed reservation service agreements, merchant tape deposit service agreements, telephone and mail order agreements, merchant agreement acceptance forms and applications for merchant service, as such agreements have been amended from time to time pursuant to which the Merchant undertakes to honor Cards and agrees to deposit Card transaction records with CIBC and settles with CIBC for Card transactions and other related services as may be set forth in or performed pursuant to any such agreement.

          "Merchant Business": the business of accepting credit or debit card
           -----------------
transaction records in documentary or electronic form from merchants in connection with the processing and clearing of such records for settlement and payment to such merchants via Visa Canada or Visa International using the processes and technologies used by the Borrower as of the date of this Agreement.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "NDC": National Data Corporation, a Delaware corporation.
           ---

          "Net Proceeds of Capital Stock": any proceeds received or deemed
           -----------------------------
received by GPI or a GPI Consolidated Subsidiary in respect of the issuance or sale of Capital Stock or conversion of any debt to Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by GPI or such GPI Consolidated Subsidiary directly in connection with such issuance or sale of such Capital Stock or conversion of such debt. In the case of an acquisition where some or all of the consideration for the acquisition is Capital Stock, the amount of proceeds received or deemed received in respect of such Capital Stock shall be equal to the shareholders' (or in the case of a partnership or limited liability company, the partners' or members') equity of the acquired entity immediately following the acquisition, as determined in accordance with GAAP, less all non-cash, non-recurring charges required or appropriate under GAAP to be taken by GPI or a GPI Consolidated Subsidiary as a result of the acquisition, provided that in no instance shall "Net Proceeds of Capital Stock" as so calculated be less than zero.

          "Non-Excluded Taxes": as defined in Section 2.13(a).
           ------------------

          "Non-U.S. Lender": as defined in Section 2.13(d).
           ---------------

          "Notes": the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations": the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes": any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Overdraft Amounts": as defined in Section 2.1(b) hereof.
           -----------------

          "Overdraft Loans": as defined in Section 2.1(b) hereof.
           ---------------

          "Participant": as defined in Section 9.6(b).
           -----------

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Person": an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pro Forma Balance Sheet": as defined in Section 4.1(j).
           -----------------------

          "Properties": as defined in Section 3.16(a).
           ----------

          "Redeemable Preferred Stock": of any Person means any preferred stock
           --------------------------
(or in the case of a limited liability company, the members' equivalent equity interest) issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Reference Bank": Canadian Imperial Bank of Commerce.
           --------------

          "Register": as defined in Section 9.6(d).
           --------

          "Regulation U": Regulation U of the Board as in effect from time to
           ------------
time.

          "Reorganization": with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC
Reg. (S) 4043.

          "Required Lenders": at any time, the holders of more than 66 2/3% of
           ----------------
(a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the Available Commitments and the aggregate unpaid principal amount of the Loans then outstanding.

          "Requirement of Law": as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, chief
           -------------------
financial officer or Vice President of Finance and Planning of the Borrower or GPI, as applicable, but in any event, with respect to financial matters, the chief financial officer or Vice President of Finance and Planning of the Borrower or GPI, as applicable.

          "SEC": the Securities and Exchange Commission, any successor thereto
           ---
and any analogous Governmental Authority.

          "Security Documents": the collective reference to the Guarantee and
           ------------------
Collateral Agreement, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA,
           --------------------
but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any
           -------
date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Spin-Off": the distribution by NDC, on a tax-free basis, of all of
           --------
GPI's common stock to NDC's shareholders pursuant to a pro rata dividend to such
                                                       --- ----
shareholders.

          "Subsidiary": as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of GPI that is a party to the
           --------------------
Guarantee and Collateral Agreement and each additional Subsidiary of GPI that becomes a party thereto pursuant to Section 6.5.

          "Termination Date": March ___, 2002, as such date may be extended
           ----------------
pursuant to the provisions hereof, except if such date is not a Business Day, the preceding Business Day.

          "Total Commitments": at any time, the aggregate amount of the
           -----------------
Commitments then in effect.

          "Total Loans": at any time, the aggregate amount of the Loans (other
           -----------
than any Overdraft Loans) of the Lenders outstanding at such time.

          "Transferee": any Assignee or Participant.
           ----------

          "United States": the United States of America.
           -------------

          "US Credit Facility": the Credit Agreement, dated as of January 31,
           ------------------
2001, among GPI, as Borrower, the banks and other financial institutions listed on the signature pages thereto, as Lenders, Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent, Swing Line Lender and LC Issuer, SunTrust Bank, a Georgia banking corporation, as Documentation Agent, and Wachovia Bank, N.A., a national banking association, as Syndication Agent, and the other documents evidencing such credit facility.

          "U.S. Dollars" and "US$": dollars in the lawful currency of the United
           ------------       ---
States.

          "Visa Canada": Visa Canada Association, a corporation incorporated by
           -----------
letters pursuant to the Corporations Act of Ontario.

          "Visa Canada Receivables": all Accounts Receivables owing to the
           -----------------------
Borrower from Visa Canada.

          "Visa International": Visa International Service Association, a
           ------------------
corporation organized and existing under the laws of the State of Delaware.

          "Visa International Receivables": all Accounts Receivables owing to
           ------------------------------
the Borrower from Visa International.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2  Other Definitional Provisions. (a) Unless otherwise specified
          ----------------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Commitments. (a) Subject to the terms and conditions hereof, each
          ----------------
Lender severally agrees to make revolving credit loans ("Loans") to the Borrower
                                                         -----
from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be CIBC Offered Rate Loans or LIBOR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2, or Canadian Prime Rate Loans, in accordance with Section 2.10. For purposes of this Section 2.1(a), "Loans" shall not include Overdraft Loans.

          (b) Subject to the terms and conditions hereof, each Lender will consider in good faith, but without any obligation to advance funds in excess of such Lender's Commitment, making revolving overdraft loans ("Overdraft Loans")
                                                             ---------------
to the Borrower from time to time in an aggregate principal amount at any one time outstanding which, in any event, does not exceed the amount that such Lender agreed to make available to the Borrower ("Overdraft
                                                                   ---------
Amounts"), if any, for Overdraft Loans. Each Lender's approval of any request
-------
for an Overdraft Loan will be subject to such Lender's customary lending criteria and credit approval requirements, giving regard to, among other things, the Borrower's circumstances prevailing at the time of approval. The Borrower may use Overdraft Amounts by borrowing, prepaying the Overdraft Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (c) The Borrower shall repay each Loan on the Maturity Date applicable to such Loan.

          (d) The Borrower shall not request Overdraft Loans unless the Commitments have been fully drawn by the Borrower.

          2.2  Procedure for CIBC Offered Rate Loan Borrowing, LIBOR Loan
          ---------------------------------------------------------------
Borrowing and Overdraft Loan Borrowing. (a) The Borrower may borrow under the
--------------------------------------
Commitments for CIBC Offered Rate Loans during the applicable Commitment Period on any Business Day. For each borrowing of a CIBC Offered Rate Loan, the Borrower shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 3:00 p.m., New York City time, 2 hours prior to the requested borrowing time) specifying the amount of Loans to be borrowed and the requested borrowing date and time. Each borrowing of CIBC Offered Rate Loans under the Commitments shall be in an amount equal to at least C$1,000,000. The Administrative Agent shall promptly notify each Lender of each such borrowing.

          (b) The Borrower may borrow under the Commitments for LIBOR Loans during the applicable Commitment Period on any Business Day. For each borrowing of a LIBOR Loan, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 3:00 p.m., New York City time, two Business Days prior to the requested borrowing date) specifying (i) the amount of Loans to be borrowed, (ii) the requested borrowing date and (iii) the respective amounts of each such Loan and the respective lengths of the Interest Periods therefor. Each borrowing of LIBOR Loans under the Commitments shall be in an amount equal to C$1,000,000 or a whole multiple of C$500,000 in excess thereof.

          (c) Subject to the terms and conditions hereof, the Borrower may borrow Overdraft Loans in such amounts and at such times on such dates as may be agreed upon between the Borrower and the relevant Lenders prior to the time of making such Overdraft Loans.

          (d) Upon receipt of any such notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of it pro rata share of each borrowing available to the
                           --- ----
Administrative Agent for the account of the Borrower at the Funding Office prior to 3:00 p.m., New York City time, on the borrowing date requested by the Borrower in funds immediately to the Administrative Agent. Such borrowing will then be made available o the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (e) The Administrative Agent shall maintain on its books at its Toronto office, accounts and records evidencing the Loans made available to the Borrower by the Lenders under this Agreement. The Administrative Agent shall record therein the amount of such Loans, each payment of principal and interest made thereon, and all other amounts becoming due to the Lenders under this Agreement, including commitment fees and all payments on account thereof. Such accounts and records maintained by the Administrative Agent will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lenders pursuant to this Agreement, the date the Lenders made each Loan available to the Borrower and the amounts the Borrower has paid from time to time on account thereof.

          2.3  Commitment Fees, etc. (a) The Borrower agrees to pay to the
          -------------------------
Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          2.4  Termination or Reduction of Commitments. The Borrower shall have
          --------------------------------------------
the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of
                    --------
Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Loans would exceed the Total Commitments then in effect. Any such reduction shall be in an amount equal to C$1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

          2.5  Optional Prepayments. (a) The Borrower may at any time and from
          -------------------------
time to time prepay the LIBOR Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least two Business Days prior thereto, which notice shall specify the date and amount of prepayment; provided that if a LIBOR Loan is prepaid on any day other than
               --------
the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of LIBOR Loans shall be in an aggregate principal amount of C$1,000,000 or a whole multiple thereof.

          (b) The Borrower may at any time and from time to time prepay the CIBC Offered Rate Loans and Canadian Prime Rate Loans, in whole or in part, without premium or penalty by giving prior notice of such prepayment to the Administrative Agent. Partial prepayments of CIBC Offered Rate Loans and Canadian Prime Rate Loans shall be in an aggregate principal amount of C$500,000 or a whole multiple thereof

          (c) The Borrower may at any time and from time to time prepay the Overdraft Loans as may be agreed upon between the Borrower and the relevant Lenders at the time of making such Overdraft Loans.

          2.6  Mandatory Prepayments. (a) If a Change of Control occurs and the
          --------------------------
Administrative Agent provides the Borrower with written notice requesting the cancellation and repayment of all outstanding Commitments and Loans hereunder, the Borrower shall on or before the day which is 90 days after receipt by the Borrower of such notice repay all amounts due and outstanding hereunder and the Commitments shall be automatically canceled on such 90/th/ day.

          (b) If the Borrower or the Administrative Agent shall receive any proceeds from the CIBC Visa Receivables, such proceeds shall be applied immediately, first, to prepay the then outstanding Overdraft Loans together with
             -----
any unpaid interest on the amounts prepaid, second, CIBC Offered Rate Loans
                                            ------
together with any unpaid interest on the amounts prepaid and third, to prepay
                                                             -----
the then outstanding Canadian Prime Rate Loans together with any unpaid interest on the amounts prepaid.

          2.7  Limitations on LIBOR Loans. Notwithstanding anything to the
          -------------------------------
contrary in this Agreement, all borrowings of LIBOR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each LIBOR Loan shall be equal to the amounts set forth in Section 2.2(b) and (b) no more than ten LIBOR Loans shall be outstanding at any one time.

          2.8  Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear
          -------------------------------------
interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Adjusted Rate for such Loan plus the Applicable Margin.

          (b) Each CIBC Offered Rate Loan shall bear interest at a rate per annum equal to the CIBC Offered Rate from time to time in effect plus the Applicable Margin.

          (c) Each Canadian Prime Rate Loan shall bear interest at a rate per annum equal to the Canadian Prime Rate from time to time in effect plus the Applicable Margin.

          (d) Each Overdraft Loan shall bear interest at a rate per annum as may be agreed upon between the Borrower and the relevant Lenders at the time of making such Overdraft Loans.

          (e) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or and (ii) if all or a portion of any
                           ----
interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to such Loans plus 2% (or, in the case of any such other amounts that do not
              ----
relate to a particular Loan, the Canadian Prime Rate plus 2%), in each case,
                                                     ----
with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.9  Computation of Interest and Fees. (a) Interest and fees payable
          -------------------------------------
pursuant hereto on LIBOR Loans and CIBC Offered Rate Loans shall be calculated on the basis of a 360-day year for the actual days elapsed, except that with respect to Canadian Prime Rate Loans the rate of interest shall be calculated on the basis of a 365-(or 366-day, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a LIBO Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Canadian Prime Rate, CIBC Offered Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

          2.10 Inability to Determine Interest Rate. If prior to the borrowing
          -----------------------------------------
date of any LIBOR Loan or CIBC Offered Rate Loan:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Adjusted Rate or CIBC Offered Rate for such borrowing period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBO Adjusted Rate or CIBC Offered Rate determined or to be determined will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, any LIBOR Loans or CIBC Offered Rate Loans requested to be made on such borrowing date shall be made as Canadian Prime Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans or CIBC Offered Rate Loans shall be made or continued as such.

          2.11 Pro Rata Treatment and Payments. (a) Except as set forth in
          ------------------------------------
Section 9.15, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the relevant
                                             --- ----
Lender's Percentages.

          (b) Except as set forth in Section 9.15, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans, each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to their
                                                 --- ----
respective amounts then due and owing to the Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Canadian Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Canadian Prime Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such borrowing date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Canadian Prime Rate Loans, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not
           --- ----
made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the rate per annum applicable to Canadian Prime Rate Loans. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.12 Requirements of Law. (a) If the adoption of or any change in any
          ------------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Loan, CIBC Offered Rate Loan or Overdraft Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBO Adjusted Rate or CIBC Offered Rate; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making or maintaining LIBOR Loans, CIBC Offered Rate Loans or Overdraft Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant
--------
to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving
                           -------- -------
rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.13 Taxes. (a) All payments made by the Borrower under this Agreement
          ----------
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-
                                                                            ----
Excluded Taxes") or Other Taxes are required to be withheld from any amounts
--------------
payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to
           --------  -------
increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver
                                               ---------------
to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.14 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of LIBOR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such borrowing period at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such

Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Renewal and Extension of Commitments. The Borrower shall be
          -----------------------------------------
permitted to request each Lender's approval for a renewal for two additional 364-day periods by giving notice not more than 60 days prior to the Termination Date then in effect, and each Lender shall respond to such request within 30 days of the Termination Date then in effect. Upon the receipt of a written acceptance by each Lender in accordance with the preceding sentence, the extension of the Commitments so requested hereunder shall become effective.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          3.1  Financial Condition. The audited consolidated balance sheets of
          ------------------------
the NDC eCommerce business segment (reorganized as the Borrower) as of May 31, 2000 and May 31, 1999 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended May 31, 2000 present fairly the consolidated financial condition of the respective entities covered as at such date, and the consolidated results of their operations and consolidated cash flows for the respective fiscal years then ended. The consolidated balance sheet of the NDC eCommerce business segment (reorganized as the Borrower) as of November 30, 2000 and the related consolidated statements of income and cash flows for the Fiscal Quarter ending November 30, 2000, present fairly the consolidated financial condition of the respective entities covered as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Loan Party has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from May 31, 2000 to and including the date hereof there has been no Disposition by any Loan Party of any material part of its business or property.

          3.2  No Change. Since May 31, 2000, there has been no development or
          --------------
event that has had or could reasonably be expected to have a Material Adverse Effect.

          3.3  Existence; Compliance with Law. Each Loan Party (a) is duly
          -----------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization,

(b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4  Power; Authorization; Enforceable Obligations. Each Loan Party
          --------------------------------------------------
has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Spin-Off and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar. The execution, delivery and performance of this
          -----------------
Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.6  Litigation. No litigation, investigation or proceeding of or
          ---------------
before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default. No Loan Party is in default under or with respect to
          ---------------
any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8   Ownership of Property; Liens. Each Loan Party has title in fee
          ----------------------------------
simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3.

          3.9   Intellectual Property. Each Loan Party owns, or is licensed to
          ---------------------------
use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

          3.10  Taxes. Each Loan Party has filed or caused to be filed all
          -----------
Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); as of the Closing Date, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.11  Federal Regulations. No part of the proceeds of any Loans, and
          -------------------------
no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          3.12  ERISA. Neither a Reportable Event nor an "accumulated funding
          -----------
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.13  Investment Company Act; Other Regulations. No Loan Party is an
          -----------------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          3.14  Subsidiaries. Except as disclosed to the Administrative Agent by
          ------------------
the Borrower in writing from time to time after the Closing Date, (a) Schedule
3.14 sets forth the name and jurisdiction of incorporation of each Subsidiary of GPI and, as to each such Subsidiary of GPI, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of GPI or any of its Subsidiary, except as created by the Loan Documents.

          3.15  Use of Proceeds. The proceeds of the Loans shall be used to
          ---------------------
finance advances made by the Borrower to CIBC Merchants in the ordinary course of its merchant card processing business and other Accounts Receivables arising from advances made in the ordinary course of business.

          3.16  Environmental Matters. Except as, in the aggregate, could not
          ---------------------------
reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by any Loan Party (the "Properties") do not contain, and have not previously contained,
                 ----------
any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) no Loan Party has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Loan Party (the "Business"), nor does the Borrower have knowledge or reason to believe that any
 --------
such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Loan Party is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower and any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) no Loan Party has assumed any liability of any other Person under Environmental Laws.

          3.17  Security Documents. (a) The Guarantee and Collateral Agreement
          ------------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3.17(a) in appropriate form are filed in the offices specified on Schedule 3.17(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.3).

          3.18  Solvency. Each Loan Party is, and after giving effect to the
          --------------
Spin-Off and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          3.19  Material Agreements. Set forth on Schedule 3.19 hereto is a
          -------------------------
complete and correct list of all agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date to which the Borrower, GPI or any Subsidiary Guarantor is a party, which agreements, leases, indentures, purchase agreements, obligations, if terminated or canceled for default, by acceleration or otherwise, could reasonably be expected to have or cause a Material Adverse Effect.

                        SECTION 4. CONDITIONS PRECEDENT

          4.1  Conditions to Initial Extension of Credit. The agreement of each
          ----------------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date of the following conditions precedent:

          (a)  Credit Agreement; Guarantee and Collateral Agreement. The
               ----------------------------------------------------
Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Borrower and each Person listed on
Schedule 1.1A and (ii) the Guarantee and Collateral Agreement, executed and delivered by GPI, the Borrower and each Subsidiary Guarantor.

          (b)  Spin-Off, Acquisition, etc. The Spin-Off and the Acquisition
               --------------------------
shall have been consummated on terms and conditions reasonably satisfactory to the Administrative Agent.

          (c)  Approvals. All governmental and third party approvals (including
               ---------
landlords' and other consents) necessary in connection with the Spin-Off, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Spin-Off or the financing contemplated hereby.

          (d)  Lien Searches. The Administrative Agent shall have received the
               -------------
results of a recent lien search in the states of New York, Georgia and Ontario, and such search shall reveal no liens on any of the assets of the Borrower except for liens permitted by Section 6.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (e)  Fees. The Lenders and the Administrative Agent shall have
               ----
received all fees required to be paid, including an arrangement fee of C$225,000 payable to the Administrative Agent, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (f)  Closing Certificate. The Administrative Agent shall have received
               -------------------
a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (g)  Legal Opinions. The Administrative Agent shall have received the
               --------------
following executed legal opinions:

               (i) the legal opinion of Alston & Bird L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

               (ii) the legal opinion of Suellyn P. Tornay, Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2; and

               (iii) the legal opinion of Blake, Cassels & Graydon LLP, special Canadian counsel to the Administrative Agent, substantially in the form of Exhibit E-3.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (h)  Filings, Registrations and Recordings. Each document (including
               -------------------------------------
any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

          (i)  US Credit Facility. The Administrative Agent shall have received
               ------------------
evidence in form and substance satisfactory to it that the US Credit Facility has been executed and delivered by all parties thereto and that all conditions precedent for borrowing thereunder have been satisfied.

          (j)  GPI Pro Forma Balance Sheet. The Administrative Agent shall have
               ---------------------------
received a pro forma consolidated balance sheet dated as of January 31, 2001 for GPI and its Subsidiaries after giving effect to the Spin-off, reflecting a Consolidated Net Worth for GPI of not less than $120,000,000.

          4.2  Conditions to Each Extension of Credit. The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date, in which such representations and warranties shall be true and correct as of such earlier date.

          (b)  No Default. No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

                      SECTION 5.  AFFIRMATIVE COVENANTS.

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          5.1  Financial Statements. Furnish to the Administrative Agent and
               --------------------
          each Lender:

          (a) as soon as available, but in any event within 95 days after the end of each fiscal year of GPI, a copy of the audited consolidated balance sheet of GPI and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing (provided, that delivery
                                                    --------
     pursuant to Section 5.2(e) below of copies of the Annual Report on Form 10-K of GPI for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(a) with respect to GPI);

          (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of GPI, the unaudited consolidated balance sheet of (i) GPI and its consolidated Subsidiaries and (ii) GPS and its Consolidated Subsidiaries, both as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) (provided, that delivery
                                                     --------
     pursuant to Section 5.2(e) below of copies of the Quarterly Report on Form 10-Q of GPI for such fiscal quarter filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(b) with respect to GPI); and

          (c) as soon as available, but in any event not later than 95 days after the end of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2  Certificates; Other Information. Furnish to the Administrative
          ------------------------------------
Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) within 5 Business Days of the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance with Section 6.1 as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

          (c) as soon as available, but in any event not later than 15 Business Days after the end of each month occurring during each fiscal year of the Borrower, a Borrowing Base Certificate containing all information and calculations necessary for determining compliance with Section 6.2;

          (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Spin-Off documentation;

          (e) within five days after the same are sent, copies of all financial statements and reports that GPI or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that GPI or the Borrower may make to, or file with, the SEC;

          (f) as soon as possible, notice of any Subsidiary of GPI becoming a Subsidiary Guarantor under the US Credit Facility; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ---------------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries.

          5.4  Maintenance of Existence; Compliance. (a)(i) Preserve, renew and
          -----------------------------------------
keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise not prohibited herein and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5  Maintenance of Property; Insurance. (a) Keep all property useful
          ---------------------------------------
and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          5.6  Books and Records; Discussions. (a) Keep proper books of records
          -----------------------------------
and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, after notice to an officer of the Borrower (and at the expense of such Lender for any two visits per fiscal year when no Event of Default shall be outstanding) to visit (which date of visit shall be two Business Days after the date such request is made or any earlier date as may be mutually agreed to by the Borrower and such Lender) and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower or any of its Subsidiaries with officers and employees of the Borrower or any of its Subsidiaries and with its independent certified public accountants. Notwithstanding the foregoing, during any period in which a Default or Event of Default is not in existence, no Lender may engage in (i) more than two inspections per fiscal year or (ii) discussions with the Borrower's independent public accountants, unless the Borrower shall have otherwise consented to the same.

          5.7  Notices. Promptly give notice to the Administrative Agent and
          ------------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any other Person, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8   Environmental Laws. (a) Comply in all material respects with,
          ------------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          5.9   Cash Collateral Account Agreement. In the event that the
          ---------------------------------------
Borrower has a right to receive payments made in respect of CIBC Visa Receivables directly from Visa Canada and/or Visa International, prior to the Borrower's receipt of any such payments, enter into a cash collateral account agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, providing for the deposit of such payments into an account in the exclusive dominion and control of the Administrative Agent which shall hold such amounts and will be administered subject to the terms and conditions of the cash collateral account agreement.

          5.10  Accounts. Deposit all payments made in respect of the CIBC Visa
          --------------
Receivables and the Borrower's Obligations in bank accounts maintained by the Borrower with the Administrative Agent solely for purposes of collecting such amounts.

                        SECTION 6.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries (and, with respect to Section 6.1, GPI) to, directly or indirectly:

          6.1   GPI Tangible Net Worth. Permit the Consolidated Net Worth, as at
          ----------------------------
the end of any Fiscal Quarter, to be less than the sum of (i) US$117,000,000 plus (ii) 50% of cumulative Consolidated Net Income earned in each Fiscal Quarter beginning with the first Fiscal Quarter ending after the Closing Date (taken as one accounting period), but excluding from such calculations of Consolidated Net Income for purposes of this clause (ii), any Fiscal Quarter in which the Consolidated Net Income is negative, plus (iii) 100% of the cumulative Net Proceeds of Capital Stock received during the period from the Closing Date, through the date of calculation plus (iv) 100% of the increase to Consolidated Net Worth during the period from the

Closing Date through the date of calculation resulting from the conversion of Debt into equity interests.

          6.2  Collateral Coverage Ratio. Permit, for any calendar month, the
          ------------------------------
ratio of (a) the Average Outstanding CIBC Visa Receivables for such month to (b) the Average Outstanding Loans outstanding to be less than 1.3 to 1.0 at any time.

          6.3  Liens. Create, incur, assume or suffer to exist any Lien upon any
          ----------
of its property, whether now owned or hereafter acquired, except:

          (a)  Liens on property not constituting the Collateral; and

          (b)  Liens created pursuant to the Security Documents.

          6.4  Transactions with Affiliates. Except as set forth on Schedule
          ---------------------------------
6.4, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than GPI or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          6.5  Additional Subsidiary Guarantors. Permit any Subsidiary of GPI to
          -------------------------------------
become a Subsidiary Guarantor under the US Credit Facility, unless such Subsidiary shall, within 10 Business Days of becoming a Subsidiary Guarantor under the US Credit Facility, become a Subsidiary Guarantor hereunder pursuant to the terms of the Guarantee and Collateral Agreement.

                        SECTION 7.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan within three Business Days after any such interest becomes due; or the Borrower shall fail to pay any fee or any other amount payable hereunder within five Business Days after such fee or amount becomes due; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6 of this Agreement or Section 5.4 of the Guarantee and Collateral Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e)  an Event of Default shall exist under the US Credit Facility; or

          (f) the Borrower and any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in
                     --------
     clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate US$5,000,000; or

          (g) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (i) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of US$5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (j) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (k) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (l) the US Credit Facility shall have expired or been terminated or cancelled, or otherwise cease to be in full force or effect without being replaced or refinanced by a credit facility satisfactory to the Required Lenders;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                     SECTION 8. THE ADMINISTRATIVE AGENT

          8.1  Appointment. Each Lender hereby irrevocably designates and
          ----------------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          8.2  Delegation of Duties. The Administrative Agent may execute any of
          -------------------------
its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions. Neither the Administrative Agent nor any
          ---------------------------
of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          8.4  Reliance by Administrative Agent. The Administrative Agent shall
          -------------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to GPI or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5  Notice of Default. The Administrative Agent shall not be deemed
          ----------------------
to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have
          --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6  Non-Reliance on Agents and Other Lenders. Each Lender expressly
          ---------------------------------------------
acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.7  Indemnification. The Lenders agree to indemnify the
          --------------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          8.8  The Administrative Agent in Its Individual Capacity. The
          --------------------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          8.9  Successor Administrative Agent. The Administrative Agent may
          -----------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                           SECTION 9. MISCELLANEOUS

          9.1  Amendments and Waivers. Neither this Agreement, any other Loan
          ---------------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release GPI or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders; or (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the

Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2  Notices. All notices, requests and demands to or upon the
          ------------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Borrower:                     National Data Payment Systems, Inc.
                                   Four Corporate Square
                                   Atlanta, Georgia 30329-2009
                                   Attention: Suellyn P. Tornay, Esq.
                                   Telecopy:  404-728-2990
                                   Telephone: 404-728-2294

     Administrative Agent:         Canadian Imperial Bank of Commerce
                                   425 Lexington Avenue
                                   New York, New York 10017
                                   Attention: Howard Palmer
                                   Telecopy: 212-856-3761
                                   Telephone: 212-856-35049

     With a Copy to:               Canadian Imperial Bank of Commerce
                                   BCE Place
                                   161 Bay Street, 8/th/ Floor
                                   Toronto, Ontario M5J 2S8
                                   Attention:  Robert Gill
                                   Telecopy: 416-956-3810
                                   Telephone:416-956-3828

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          9.3  No Waiver; Cumulative Remedies. No failure to exercise and no
          -----------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties. All representations
          -----------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          9.5  Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
          ----------------------------------
reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to indemnify the Administrative Agent, the Lenders, and each affiliate thereof and their respective directors, officers and employees (each, an "Indemnitee") from, and
                                                        ----------
hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any Loan hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse each Indemnitee, upon demand (but no more frequently than every fiscal quarter) for any reasonable expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding (all the foregoing in this clause (d), collectively, the "Indemnified
                                                          -----------
Liabilities"), provided, that the Borrower shall have no obligation hereunder to
-----------    --------
any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to Suellyn P. Tornay, Esq. (Telephone No. 404-728-2294) (Telecopy No. 404-728-2990), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6  Successors and Assigns; Participations and Assignments. (a) This
          -----------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such
                                  --------
participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.13, such
                            --------
Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable
                               --------
law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this
            --------
Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless
                                                  --------
otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than C$5,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment must be ratable as among the Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation
                                                --------
of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of US$4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          9.7  Adjustments; Set-off. (a) Except to the extent that this
          -------------------------
Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefited Lender") shall receive any
                                     ----------------
payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or
         --------  -------
benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give
                                            --------
such notice shall not affect the validity of such setoff and application.

          9.8  Counterparts. This Agreement may be executed by one or more of
          -----------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.9  Severability. Any provision of this Agreement that is prohibited
          -----------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10  Integration. This Agreement and the other Loan Documents
          -----------------
represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
          -------------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9.12  Submission To Jurisdiction; Waivers. The Borrower hereby
          -----------------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.13  Acknowledgements.  The Borrower hereby acknowledges that:
                ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          9.14  Releases of Guarantees and Liens. At such time as the Loans and
          --------------------------------------
the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          9.15  Replacement of Lenders. If any Lender demands payment of amounts
          ----------------------------
pursuant to Sections 2.12 or 2.13 that exceed comparable amounts being demanded by the other Lenders in respect of the circumstances described in either such Section, the Borrower may, in its sole discretion and at its sole expense, on 10 Business Days' prior notice to the Administrative Agent and the affected Lender,
(i) cause such Lender to (and such Lender shall) assign, pursuant to Section 9.6(c), all of its rights and obligations under this Agreement to a financial institution designated by the Borrower that is willing to become a Lender, or
(ii) reduce such Lender's Commitment to zero (such that the Total Commitments are reduced by the amount of such Lender's Commitment). An assignment occurring pursuant to clause (i) above shall be made upon payment to the assigning Lender of an amount equal to the outstanding principal amount of the Loans payable to such Lender plus all accrued but unpaid interest on such Loans, all accrued but
            ----
unpaid fees with respect to such Lender's Commitment and all other amounts payable to such Lender under this Agreement. A reduction in the affected Lender's Commitment occurring pursuant to clause (ii) above shall be made upon payment by the Borrower to the affected Lender of an amount equal to the outstanding principal amount of the Loans payable to such Lender plus all
                                                                 ----
accrued but unpaid interest on such Loans, all accrued but upaid fees with respect to such Lender's Commitment and all other amounts payable to such Lender under this Agreement.

          9.17  WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT
          ---------------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   NATIONAL DATA PAYMENT SYSTEMS, INC.,
                                   as the Borrower

                                   By: /s/ James G. Kelly
                                      ----------------------------------
                                      Name:  James G. Kelly
                                      Title:


                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, as Administrative Agent

                                   By: /s/ Robert Gill
                                      ----------------------------------
                                      Name:  Robert Gill
                                      Title:


                                   By: /s/ Vlada Dekina
                                      ----------------------------------
                                      Name: Vlada Dekina
                                      Title:


                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, NEW YORK AGENCY, as a
                                   Lender

                                   By: /s/ Howard Palmer
                                      ----------------------------------
                                      Name:  Howard Palmer
                                      Title:

                                                                   Schedule 1.1A
                                                                   -------------

                                  Commitments
                                  -----------


Lender                            Commitments
------                            -----------
CIBC                              C$140,000,000

                                                                    Schedule 3.4
                                                                    ------------

             Consents, Authorizations, Filings and Notices
             ---------------------------------------------

Filings

1. The registration statement on Form 10 filed by the Borrower with the Securities and Exchange Commission in respect of the Spin-off on September 8, 2000, as amended by each of Amendment No. 1 filed on October 27, 2000, Amendment No. 2 filed on November 2, 2000, Amendment No. 3 filed on December 1, 2000, Amendment No. 4 filed on December 13, 2000, and Amendment No. 5 filed on December 28, 2000, all as effective on January 2, 2001.

2. Information Statement in respect of the Spin-off as sent to NDC's shareholders on December 28, 2000

                                                                   Schedule 3.14
                                                                   -------------

                                                      Subsidiaries
                                                      ------------
-----------------------------------------------------------------------------------------------------------------------------------
              Name                    Jurisdiction                                Percentage Ownership
              ----                    ------------                                --------------------
                                           of
                                           --
                                      Organization
                                      ------------
-----------------------------------------------------------------------------------------------------------------------------------
National Data Payment Systems, Inc.      New York                           100% of capital stock held by GPI
-----------------------------------------------------------------------------------------------------------------------------------
NDC Check Services, Inc.                Illinois                        100% of capital stock held by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
NDPS Comerica Alliance, LLC             Delaware                      51% of membership interest held by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
NDPS Holdings, Inc.                     Delaware                        100% of capital stock held by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
Global Payment Systems LLC              Georgia              .3% membership interest held by Global Payment Holding Company
                                                                 .01% membership interest held by NDC Holdings (UK) Ltd.
                                                                    92.19% membership interest held by GPS Holding LP.
-----------------------------------------------------------------------------------------------------------------------------------
Global Payment Holding Company           Delaware                           100% of capital stock held by GPI
-----------------------------------------------------------------------------------------------------------------------------------
GP Finance, Inc.                         Delaware                           100% of capital stock held by GPI
-----------------------------------------------------------------------------------------------------------------------------------
GP Holding Limited Partnership           Georgia             .85% general partnership interest held by Global Payments Inc.
                                                              84.61% limited partnership interest held by Global Payment
                                                                                      Holding Company
                                                             14.54% limited partnership interest held by NDPS Holdings, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Global Payment Systems of Canada,         Ontario                100% of capital stock held by Global Payment Systems LLC
Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
CheckRite Recovery Services, Inc.         Georgia                        100% of capital stock held by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
CheckRite of Phoenix GP, Inc.            Colorado             51% of capital stock held by CheckRite Recovery Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Merchant Services U.S.A., Inc.             North                          100% of capital stock held by GPI
                                         Carolina
-----------------------------------------------------------------------------------------------------------------------------------
NDC Gaming Services, Inc.                Illinois               100% of capital stock held by NDC Check Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
NDC Holdings (UK) Ltd.                   Georgia                             100% of capital stock held by GPI
-----------------------------------------------------------------------------------------------------------------------------------
Global Payment Canada, Inc.              Ontario                         100% of capital stock held by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
Modular Data, Inc.                      Delaware                 100% of capital stock held by Global Payment Systems LLC
-----------------------------------------------------------------------------------------------------------------------------------

                                                                Schedule 3.17(a)
                                                                ----------------

                           UCC Filing Jurisdictions
                           ------------------------

       Clerk of the Superior Court of any County in the State of Georgia

                  Secretary of State of the State of New York

  Personal Property Security Registration System for the Province of Ontario

                                                                   Schedule 3.19
                                                                   -------------

                              Material Agreements
                              -------------------

1.   US Credit Facility.

2.   Shareholder Protection Rights Agreement.

3. Distribution Agreement, Plan of Reorganization and Distribution dated as of the Closing Date, between National Data Corporation and Global Payments Inc.

4. Tax Sharing and Indemnification Agreement dated as of the Closing Date, between National Data Corporation and Global Payments Inc.

5. Employee Benefits Agreement dated as of the Closing Date, between National Data Corporation and Global Payments Inc.

6. Lease Agreement for Office Headquarters dated as of the Closing Date, between National Data Corporation and Global Payments Inc.

7. Intercompany Systems/Network Services Agreement dated as of the Closing Date, between National Data Corporation and Global Payments Inc.

8. Services Agreement (Batch Processing) dated as of the Closing Date, between National Data Corporation and Global Payments Inc.

9.   Operating Agreement of Global Payment Systems LLC, dated March 31, 1996.

10. Registration Rights Agreement between Global Payment Systems LLC and MasterCard International Incorporated, dated April 1, 1996.

11. Stock Purchase Agreement dated as of November 9, 2000, among National Data Payment Systems, Inc., Global Payments Inc., National Data Corporation and Canadian Imperial Bank of Commerce.

12. Asset Purchase Agreement dated as of November 9, 2000, among National Data Payment Systems, Inc., Global Payments Inc., National Data Corporation and Canadian Imperial Bank of Commerce.

                                                                    Schedule 6.4
                                                                    ------------

                         Transactions with Affiliates
                         ----------------------------

1. Distribution Agreement, Plan of Reorganization and Distribution dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

2. Tax Sharing and Indemnification Agreement dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

3. Employee Benefits Agreement dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

4. Lease Agreement for Office Headquarters dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

5. Sublease Agreement dated as of January 31, 2001, between National Data Corporation and National Data Payment Systems, Inc.

6. Sublease Agreement dated as of January 31, 2001, between Global Payment Systems, LLC and National Data Corporation.

7. Intercompany Systems/Network Services Agreement dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

8. Services Agreement (Batch Processing) dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

9. Transition Support Agreement dated as of January 31, 2001, between National Data Corporation and Global Payments Inc.

10. Asset Purchase Agreement dated as of November 9, 2000, among National Data Payment Systems, Inc., Global Payments Inc., National Data Corporation and Canadian Imperial Bank of Commerce.

11. Stock Purchase Agreement dated as of November 9, 2000, among National Data Payment Systems, Inc., Global Payments Inc., National Data Corporation and Canadian Imperial Bank of Commerce.

12. Investor Rights Agreement dated as of the date hereof between Global Payments Inc. and Canadian Imperial Bank of Commerce.

13. Marketing Alliance Agreement dated as of the date hereof among National Data Payment Systems, Inc., Global Payments Inc. and Canadian Imperial Bank of Commerce.

14. Transition Services Agreement to be entered into between National Data Payment Systems, Inc. and Canadian Imperial Bank of Commerce.